EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Middle Kingdom Alliance Corp. (the “Company”) on Form 10Q, for the three month period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bernard J. Tanenbaum III, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

/s/ Bernard J. Tanenbaum III
Bernard J. Tanenbaum III
Chief Executive Officer

November 1, 2007